EXHIBIT 4.1

ANTIGENICS, INC.

Second Amendment of Rights with respect to Events of Default and Issuance of Other Securities

RECITALS

WHEREAS, reference is made to the Senior Secured Convertible Notes issued on October 30, 2006 (together with any senior secured convertible notes issued in replacement or exchange thereof in accordance with the terms thereof and any senior secured convertible notes issued to pay interest, the “2006 Notes” and each a “2006 Note”), by Antigenics, Inc., a Delaware corporation (the “Company”) to Ingalls & Snyder Value Partners L.P. (“Ingalls”) and Penrith LTD (“Penrith”, and together with Ingalls, the “Investors”);

WHEREAS, pursuant to the Indenture, dated January 25, 2005, between the Company and HSBC Bank USA, National Association, the Company issued $50.0 million of 5.25% Convertible Senior Notes due 2025 (the “2005 Notes”) in a private placement;

WHEREAS, reference is made to the Amendment of Rights with Respect to Events of Default and Issuance of Other Securities entered into by and between the Company and Ingalls on November 11, 2008 (the “First Amendment”);

WHEREAS, pursuant to the First Amendment, the Company and Ingalls agreed to permit the 2005 Notes Redemption and the Replenishment Offering, subject to the terms and conditions set forth in the First Amendment, without triggering Event of Default Rights or Anti-Dilution Rights (all terms, except First Amendment, as defined in the First Amendment);

WHEREAS, the Company desires, at any time and from time to time, to redeem and repurchase up to an additional $12,500,000 in aggregate principal amount of 2005 Notes, along with accrued but unpaid interest, for cash, from certain holders thereof (the “Second 2005 Notes Redemption”);

WHEREAS, pursuant to Section 4(a)(ii) of the 2006 Notes, as amended by the First Amendment, the Second 2005 Notes Redemption will constitute an Event of Default (as defined in the 2006 Notes);

WHEREAS, pursuant to Section 4(b) of the 2006 Notes, as amended by the First Amendment, the Investors will have certain redemption rights upon the occurrence of the Event of Default that results from the Second 2005 Notes Redemption (the “Event of Default Rights”);

WHEREAS, at any time and from time to time, the Company may issue and sell shares of Company Common Stock (as defined in the 2006 Notes), Convertible Securities (as defined in the 2006 Notes), Options (as defined in the 2006 Notes) or any combination thereof (collectively, the “New Securities”) through a public offering or a private placement (each a “Replenishment Offering”);

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

WHEREAS, pursuant to Section 7(a) of the 2006 Notes, as amended by the First Amendment, the Investors may have certain anti-dilutive rights upon the Company’s issuance and sale of New Securities through a Replenishment Offering (the “Anti-Dilutive Rights”) if the Replenishment Offering constitutes a Dilutive Issuance (as defined in the 2006 Notes);

WHEREAS, the undersigned parties desire to permit the Second 2005 Notes Redemption subject to the terms and conditions set forth herein without triggering the Event of Default Rights;

WHEREAS, the undersigned parties desire to permit each Replenishment Offering subject to the terms and conditions set forth herein without triggering the Anti-Dilutive Rights;

WHEREAS, pursuant to Section 15 of the 2006 Notes, the terms of the 2006 Notes may be changed or amended by either (i) the affirmative vote at a meeting duly called for such purpose or (ii) the written consent without a meeting, of the holders of 2006 Notes representing at least a majority of the aggregate principal amount of the 2006 Notes then outstanding; and

WHEREAS, Ingalls holds 2006 Notes representing 80% of the aggregate principal amount of the 2006 Notes outstanding;

NOW, THEREFORE, in consideration of the promises and agreements set forth in this Second Amendment of Rights with respect to Events of Default and Issuance of Other Securities (this “Second Amendment”), the undersigned agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used in this Second Amendment without definition shall have the meanings ascribed to them in the 2006 Notes.

2.	Second Amendment.

The parties hereto hereby amend the Event of Default Rights by excluding the Second 2005 Notes Redemption from the definition of an Event of Default in Section 4(a)(ii) of the 2006 Notes, as amended by the First Amendment, subject to the condition that, in connection with the Second 2005 Notes Redemption, redemptions or repurchases by the Company of 2005 Notes be at a purchase price that does not exceed the sum of (i) [**] of the outstanding principal of such notes plus (ii) [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

The parties hereto hereby amend Section 7(a) of the 2006 Notes, as amended by the First Amendment, by excluding each Replenishment Offering in connection with the Second 2005 Notes Redemption from the definition of a Dilutive Issuance, subject to the following conditions:

i.	The ratio in such Replenishment Offering of (x) the principal amount of the 2005 Notes redeemed and repurchased by the Company pursuant to the Second 2005 Notes Redemption and (y) the number of New Securities issued in such Replenishment Offering exceeds [**].

ii.	This section 2.b shall be deemed to modify section 2.b of the First Amendment and shall apply to up to an aggregate number of shares of Company Common Stock (a) issued and sold through all Replenishment Offerings and (b) available for issuance under Options and/or Convertible Securities sold through all Replenishment Offerings, equal to [**] of the total number of shares of Company Common Stock issued and outstanding on the Business Day immediately preceding the consummation of the Replenishment Offering in question.

3.	Miscellaneous. Other than as specifically set forth herein, this Second Amendment shall not be construed as a consent to any future action or an amendment of any right or remedy on any future occasion. This Second Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment.

[Signature Page Follows]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of June 3, 2009.

ANTIGENICS, INC.

By:	/s/ Shalini Sharp
Name:	Shalini Sharp
Title:	CFO

INGALLS & SNYDER VALUE PARTNERS L.P.

By:	/s/ Thomas O. Boucher
Name:	Thomas O. Boucher
Title:	General Partner

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

ANTIGENICS, INC.

Third Amendment of Rights with respect to Events of Default and Issuance of Other Securities

RECITALS

WHEREAS, reference is made to the Senior Secured Convertible Notes issued on October 30, 2006 (together with any senior secured convertible notes issued in replacement or exchange thereof in accordance with the terms thereof and any senior secured convertible notes issued to pay interest, the “2006 Notes” and each a “2006 Note”), by Antigenics, Inc., a Delaware corporation (the “Company”) to Ingalls & Snyder Value Partners L.P. (“Ingalls”) and Penrith LTD (“Penrith”, and together with Ingalls, the “Investors”);

WHEREAS, pursuant to the Indenture, dated January 25, 2005, between the Company and HSBC Bank USA, National Association, the Company issued $50.0 million of 5.25% Convertible Senior Notes due 2025 (the “2005 Notes”) in a private placement;

WHEREAS, reference is made to the Amendment of Rights with Respect to Events of Default and Issuance of Other Securities entered into by and between the Company and Ingalls on November 11, 2008 (the “First Amendment”) and the Second Amendment of Rights with Respect to Events of Default and Issuance of Other Securities entered into by and between the Company and Ingalls on June 3, 2009 (the “Second Amendment”);

WHEREAS, pursuant to the First Amendment, the Company and Ingalls agreed to permit the 2005 Notes Redemption and the Replenishment Offering, subject to the terms and conditions set forth in the First Amendment, without triggering Event of Default Rights or Anti-Dilution Rights (all terms, except First Amendment, as defined in the First Amendment);

WHEREAS, pursuant to the Second Amendment, the Company and Ingalls agreed to permit the Second 2005 Notes Redemption and the Replenishment Offering, subject to the terms and conditions set forth in the Second Amendment, without triggering Event of Default Rights or Anti-Dilution Rights (all terms used as defined in the Second Amendment);

WHEREAS, the Company desires, at any time and from time to time, to redeem and repurchase up to an additional $10,500,000 in aggregate principal amount of 2005 Notes, along with accrued but unpaid interest, for cash, from certain holders thereof (the “Third 2005 Notes Redemption”);

WHEREAS, pursuant to Section 4(a)(ii) of the 2006 Notes, as amended by the First Amendment and the Second Amendment, the Third 2005 Notes Redemption will constitute an Event of Default (as defined in the 2006 Notes);

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

WHEREAS, pursuant to Section 4(b) of the 2006 Notes, as amended by the First Amendment and the Second Amendment, the Investors will have certain redemption rights upon the occurrence of the Event of Default that results from the Third 2005 Notes Redemption (the “Event of Default Rights”);

WHEREAS, at any time and from time to time, the Company may issue and sell shares of Company Common Stock (as defined in the 2006 Notes), Convertible Securities (as defined in the 2006 Notes), Options (as defined in the 2006 Notes) or any combination thereof (collectively, the “New Securities”) through a public offering or a private placement (each a “Replenishment Offering”);

WHEREAS, pursuant to Section 7(a) of the 2006 Notes, as amended by the First Amendment and the Second Amendment, the Investors may have certain anti-dilutive rights upon the Company’s issuance and sale of New Securities through a Replenishment Offering (the “Anti-Dilutive Rights”) if the Replenishment Offering constitutes a Dilutive Issuance (as defined in the 2006 Notes);

WHEREAS, the undersigned parties desire to permit the Third 2005 Notes Redemption subject to the terms and conditions set forth herein without triggering the Event of Default Rights;

WHEREAS, the undersigned parties desire to permit each Replenishment Offering subject to the terms and conditions set forth herein without triggering the Anti-Dilutive Rights;

WHEREAS, pursuant to Section 15 of the 2006 Notes, the terms of the 2006 Notes may be changed or amended by either (i) the affirmative vote at a meeting duly called for such purpose or (ii) the written consent without a meeting, of the holders of 2006 Notes representing at least a majority of the aggregate principal amount of the 2006 Notes then outstanding; and

WHEREAS, Ingalls holds 2006 Notes representing 80% of the aggregate principal amount of the 2006 Notes outstanding;

NOW, THEREFORE, in consideration of the promises and agreements set forth in this Third Amendment of Rights with respect to Events of Default and Issuance of Other Securities (this “Third Amendment”), the undersigned agree as follows:

AGREEMENT

4.	Definitions. Capitalized terms used in this Second Amendment without definition shall have the meanings ascribed to them in the 2006 Notes.

5.	Third Amendment.

a.	The parties hereto hereby amend the Event of Default Rights by excluding the Third 2005 Notes Redemption from the definition of an Event of Default in

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

Section 4(a)(ii) of the 2006 Notes, as amended by the First Amendment and the Second Amendment, subject to the condition that, in connection with the Third 2005 Notes Redemption, redemptions or repurchases by the Company of 2005 Notes be at a purchase price that does not exceed the sum of (i) [**] of the outstanding principal of such notes plus (ii) the [**].

b.	The parties hereto hereby amend Section 7(a) of the 2006 Notes, as amended by the First Amendment and the Second Amendment, by excluding each Replenishment Offering in connection with the Third 2005 Notes Redemption from the definition of a Dilutive Issuance, subject to the following conditions:

i.	The ratio in such Replenishment Offering of (x) the principal amount of the 2005 Notes redeemed and repurchased by the Company pursuant to the Third 2005 Notes Redemption and (y) the number of New Securities issued in such Replenishment Offering exceeds [**].

ii.	This section 2.b shall be deemed to modify section 2.b of the First Amendment and the Second Amendment and shall apply to up to an aggregate number of shares of Company Common Stock (a) issued and sold through all Replenishment Offerings and (b) available for issuance under Options and/or Convertible Securities sold through all Replenishment Offerings, equal to [**] of the total number of shares of Company Common Stock issued and outstanding on the Business Day immediately preceding the consummation of the Replenishment Offering in question.

6.	Miscellaneous. Other than as specifically set forth herein, this Third Amendment shall not be construed as a consent to any future action or an amendment of any right or remedy on any future occasion. This Third Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment.

[Signature Page Follows]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of June 4, 2009.

ANTIGENICS, INC.

By:	/s/ Shalini Sharp
Name:	Shalini Sharp
Title:	CFO

INGALLS & SNYDER VALUE PARTNERS L.P.

By:	/s/ Thomas O. Boucher
Name:	Thomas O. Boucher
Title:	General Partner

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.